Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-211557) pertaining to the HollyFrontier Corporation Long-Term Incentive Compensation Plan, and
(2)Registration Statement (Form S-8 No. 333-238835) pertaining to the HollyFrontier Corporation 2020 Long Term Incentive Plan;
of our reports dated February 23, 2022, with respect to the consolidated financial statements of HollyFrontier Corporation and the effectiveness of internal control over financial reporting of HollyFrontier Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Dallas, Texas
February 23, 2022